EXHIBIT 10(w)

FIRST AMENDMENT TO
THE SHERWIN-WILLIAMS COMPANY 2006 EQUITY AND PERFORMANCE INCENTIVE PLAN
(AMENDED AND RESTATED AS OF APRIL 21, 2010)

This First Amendment to The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (Amended and Restated as of April 21, 2010) (this “Amendment”) is made as of October 22, 2014 (the “Amendment Effective Date”) by the Board of Directors (the “Board”) of The Sherwin-Williams Company, an Ohio corporation (the “Company”). This Amendment will be effective for all awards granted under the Amended and Restated 2006 Plan only after the effective date of this Amendment as described herein.

WHEREAS, on February 22, 2006, the Board approved and adopted, subject to the approval of the Company’s shareholders at the Company’s 2006 annual meeting of shareholders, The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (the “2006 Plan”), and on February 17, 2010, the Board approved and adopted, subject to the approval of the Company’s shareholders at the Company’s 2010 Annual Meeting of Shareholders, an amendment and restatement of the 2006 Plan in the form of The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (Amended and Restated as of April 21, 2010) (the “Amended and Restated 2006 Plan”);

WHEREAS, on April 19, 2006, the Company’s shareholders approved the 2006 Plan, and on April 20, 2010, the Company’s shareholders approved the Amended and Restated 2006 Plan;

WHEREAS, it is the desire of the Company to amend the Amended and Restated 2006 Plan, effective as of the Amendment Effective Date, to (1) permit “real time” pricing for tax withholding purposes for awards granted under the Amended and Restated 2006 Plan, as amended by the Amendment (the “Amended Plan”), and (2) allow the Company to obtain Common Stock price information from Fidelity Stock Plan Service LLC (or its successor or other appropriate third-party equity plan administrator) for purposes of determining the “Market Value Per Share” (as defined in the Amended Plan) for awards granted under the Amended Plan; and

WHEREAS, the Board may amend the Amended and Restated 2006 Plan for these purposes under Section 20(a) of the Amended and Restated 2006 Plan.

NOW, THEREFORE, effective as of the Amendment Effective Date, the Board hereby amends the Amended and Restated 2006 Plan as follows:

1.    Amendment and Restatement of Section 2(t) of the Amended and Restated 2006 Plan. The following provision is added to the end of Section 2(t) as follows:

“Notwithstanding any other provision of this Section 2(t) or any other provision of this Plan, the ‘Market Value Per Share’ will be such price per share of Common Stock, rounded to two decimal points, as shall be provided to the Company by the Company’s third-party equity plan administrator, as applicable.”

2.    Amendment and Restatement of Fourth and Fifth Sentences of Section 16 of the Amended and Restated 2006 Plan. The fourth and fifth sentences of Section 16 of the Amended and Restated 2006 Plan are hereby amended and restated in their entirety as follows:

“The shares used for tax withholding will be valued at an amount equal to the real-time fair market value per share of such Common Stock at the time of exercise or vesting or when the benefit is to be included in Participant’s income. In no event shall the fair market value of the shares of Common Stock to be withheld and/or delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.”

3.    Miscellaneous.

(a)    Except as amended by this Amendment, the Amended and Restated 2006 Plan shall remain in full force and effect.

(b)    Capitalized terms used but not defined in this Amendment have the respective meanings ascribed thereto in the Amended and Restated 2006 Plan.